Exhibit 99.1

Renhuang Pharmaceuticals Announces Third Quarter 2006 Results: Record Net Income
     Generated on the Back of Strong Demand and Disciplined Cost Management


     HARBIN, China--(BUSINESS WIRE)--Oct. 10, 2006--Renhuang Pharmaceuticals, Inc. (OTCBB: RHGP):

     Highlights:

     -- Revenues of $5.92 million, up 22.5% from the corresponding period of the previous year

     -- Net income significantly higher from $0.97 million in 3Q05 to $2.62 million in 3Q06

     Renhuang Pharmaceuticals, Inc. (or "the Company", Stock symbol: RHGP.OB), a leading provider of natural health care products in the People's Republic of China (PRC), announced its results for the three months ending July 31, 2006, which is the third quarter of the Company's fiscal year.

     Revenue for the third quarter was US $5.92 million, an increase of 22.5% over the corresponding period of last year, reflecting sustained year-over-year growth in sales. Revenues declined 30.6% from $8.53 million in the second quarter of 2006. The decline was a reflection of the seasonality of the business. Gross profit for the quarter was $3.52 million, up 20.8% from $2.91 million in the corresponding period of the previous year and down 26.3% from $4.77 million in the previous quarter of the year. Net income was up 170% from $0.97 million one year ago to $2.62 million in the most recent quarter, a notable achievement as the total net income for the quarter was higher than the total net income of the entire first half of the year.

     Basic earnings per ordinary share for the quarter were $0.075/share. This compares with basic earnings per ordinary share of $0.020/share in the previous quarter. The outstanding shares were 34,999,601 shares in the third quarter of 2006.

     Commenting on the results, Li Shaoming, Chairman of Renhuang
Pharmaceuticals said: "We are very pleased to announce our first ever quarterly results as a public company. Our strong third quarter performance is a result of our solid strategy and steady execution at growing our market share while keeping costs under control. We believe that we have a strong franchise that will enable us to grow our revenues and earnings over time. We are quite optimistic that we will continue to deliver strong results for our shareholders."

     Business Review

     The Company continued to expand its production capacity by constructing new facilities and upgrading existing production in order to keep up with market demand. This capacity expansion should help expand Renhuang's market coverage and maintain the Company's dominant market position.

     Particular focus was placed on enhancing the product mix by expanding the production of the Company's Siberian Ginseng products and three other types of traditional medicines, which have better profit margins and higher growth rates than the Company's other products. In addition, the Company continued to strengthen its marketing, sales and distribution capabilities in 70 cities, particularly in medium-size cities with high growth potential in mainland China. As the Company's market coverage and product sales continue to see rapid growth, Renhuang was able to maintain its market dominance within its selected group of products.

     Revenue Analysis

     Acanthopanax (or 'Siberian Ginseng'), and Shark Power HealthCare Products (products that are derived from shark liver oil), are Renhuang's leading products. The percentage contribution of Acanthopanax to total turnover increased from 51% in the second quarter of 2006 to 52 % in the third quarter of 2006.


                          Revenue Breakdown by segments
---------------------------------------------------------------------
                                       % of                   % of
Segment revenue             3Q06      revenue      2Q06      revenue
----------------------- ------------ --------- ------------ ---------
Acanthopanax             $3,055,051     52%     $4,354,179     51%
----------------------- ------------ --------- ------------ ---------
Shark Power Products       $941,817     16%     $1,217,778     22%
----------------------- ------------ --------- ------------ ---------
Traditional              $1,368,636     23%     $1,908,517     14%
----------------------- ------------ --------- ------------ ---------
Others                     $534,174     9%      $1,049,921     13%
----------------------- ------------ --------- ------------ ---------


     The contribution of Shark Power Products to total revenues decreased to 16% in 3Q06 from 22% in 2Q06.

     The contribution from traditional medicines was 23% in the third quarter of 2006, up slightly from 22% in 2Q06. Since the margins of these products are comparatively lower, the company is not likely to focus on the growth of these products in the future. As a result, contribution from traditional medicines is likely to reach its peak soon. On the other hand, while the contribution from Lysozyme Enzyme and Reagent Box Series products are not yet significant, these products are expected to deliver triple-digit growth rates in the near future.

     Cost of revenues

     The cost of sales in 3Q06 totaled $2.40 million, representing an increase of 30.3% from 3Q05 and a decline of 33.9% from $3.63 million in 2Q06. The year-over-year increase was driven primarily by an increase in total sales. As a percentage of total revenue it was down from 42.6% in 2Q06 to 40.6% in 3Q06. The gross margin for the quarter was 59.4%, which was down slightly from 60.3% in 3Q05 and up significantly from 55.9% in 2Q06. This improvement was a reflection of our focus on higher margin products such as Siberian Ginseng. Net margin for the quarter was 44.3%, up significantly from 20.1% in 3Q05 and 8.4% in 2Q06, a reflection of the significant focus given by the company on cost management issues.

     Financial Highlights


                                                      QoQ %    YoY%
                    3Q 2006     2Q 2006     3Q 2005    change  change
----------------- ----------- ----------- ----------- ------- -------
Revenue           $5,919,510  $8,530,396  $4,833,482   - 31%   22.5%
----------------- ----------- ----------- ----------- ------- -------
Cost of Sales      2,402,354   3,636,495   1,843,513   - 34%   30.3%
----------------- ----------- ----------- ----------- ------- -------
Gross Profit       3,517,156   4,772,036   2,912,199   - 26%   20.8%
----------------- ----------- ----------- ----------- ------- -------
Net Profit         2,622,015     715,305     969,576   267%    170%
----------------- ----------- ----------- ----------- ------- -------
Net Profit Margin
 (%)                  44%        8.4%         20%               24%
----------------- ----------- ----------- ----------- ------- -------


     Operating expenses

     Selling and distribution expenses were $0.59 million in 3Q06, a decline of 45% compared with the corresponding period of previous year. The year-over-year decline was driven primarily by a reduction of sales volume.

     General and administrative expenses were $0.31 million in 3Q06, which decreased by 60% from 2Q05.

     Balance Sheet

     At the end of the third quarter of 2006, the Company had $2.23 million in cash and cash equivalent funds. Total accounts receivable was $3.77 million at the end of 3Q06.

     Inventory totaled $1.43 million at the end of 2Q06. Total current assets were $7.48 million at the end of 2Q06; total assets were $10.01 million.

     Current liabilities were $1.19 million at the end of 1Q06. There was no long-term debt on the company's balance sheet. Therefore, total liabilities were $1.19 million.

     Significant Events - The Reverse Merger

     On August 28, 2006, Renhuang Pharmaceuticals, Inc., a Nevada corporation (the "Company") and Harbin Renhuang Pharmaceutical Company Limited, a Corporation incorporated under the laws of the British Virgin Island, (the "BVI") entered into a Share Exchange Agreement (the "Agreement") pursuant to which the Company acquired all of the outstanding capital stock of BVI in exchange for issuing 29,750,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") to BVI's stockholders, representing 85% of the Company's capital stock on a fully diluted basis after taking into account the completed transaction. Upon closing of the Merger, BVI became a wholly owned subsidiary of the Company. In exchange for all of the issued and outstanding shares of BVI, the Company issued to the former shareholders of BVI 29,750,000 unregistered and restricted shares of Common Stock, par value $0.001 of the Company. After giving effect to the Merger, the Company has 34,999,601 shares issued and outstanding and the former stockholders of BVI own approximately 85% of the issued and outstanding Common Stock of the Company. Shares of the Company's Common Stock are trading on the Over the Counter (OTC) Bulletin Board Market under the symbol RHGP.

     Outlook

     Overall, the Company is very optimistic about expanding its market share and strengthening its leading position. The natural health care market in China is rapidly expanding as the purchasing power of consumers grows. The Company's products are also highly sought after internationally due to a growing awareness about the efficacy of natural health care products.

     The company also anticipates approval by the State Food and Drug Administration ("SFDA") for up to five of its new Monoclonal Antibody Reagent Box series products within six to nine months. Moreover, the Company is in the process of building its own monoclonal antibody base, the necessary raw material for these products. The Company anticipates that this achievement will help it become more cost-competitive compared to other companies in the market who source their raw materials from third parties.

     "We continue to have confidence in our ability to grow our business rapidly," said Li Shaomin, Chairman of Renhuang Pharmaceuticals. "Our market coverage initiatives continue to gain traction and contribute to results as we continue to further build a foundation for sustainable growth and long term shareholder value creation."

     About Renhuang Pharmaceuticals, Inc.:

     Renhuang Pharmaceuticals is a leading pharmaceutical company located in Harbin in the Heilongjiang Province in Northeast China. Renhuang is primarily engaged in the research, production, and sales of bio-pharmaceutical products in Mainland China. The Company's main products are Siberian ginseng, shark liver oil and several other traditional medical products. It is estimated that 70% of China's natural supply of Siberian Ginseng is currently controlled by the Company.

     The company also anticipates approval within six to nine months by State Food and Drug Administration ("SFDA") for up to five of its new Monoclonal Antibody Reagent Box series products. These products are 60% more reliable than those from its competitors and also adhere to "Good Manufacturing Practices", or "GMP". Moreover, the company is in the process of building its own immune system research and development function. Overall, the company is able to achieve significant cost savings compared to most of its competitors, who purchase their raw materials from third parties.

     Over 2000 sales agents are employed in seventy sales centers across twenty-four districts and cover over 50% of the greater China area, including the most populous and developed Eastern China. The Company employs over 50 people in its R&D department, a number of which are well recognized and respected pharmaceutical professors and research scientists from National Navy Pharmaceutical Research Center, Beijing Ellionbio Research Center and other well known institutions. State of the art research and production facilities using the latest technologies are currently used by the Company's scientists to develop new and innovative areas, including antiseptic and immune system products and Diagnostic kits.

     Safe Harbor Statement

     This press release contains certain statements that may include 'forward-looking statements' as defined in the Securities Act of 1933, and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are 'forward-looking statements.' Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

    The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.



                                 BALANCE SHEETS
                               AS OF July 31, 2006

                                                            (Reviewed)
                                                             July 31,
                                                              2006
                                                           -----------
CURRENT ASSETS
Cash and cash equivalents                                 $ 2,227,048
Trade receivables, net                                      3,774,835
Inventories                                                 1,433,249
Other receivables, net                                         39,011

                                                           -----------
TOTAL CURRENT ASSETS                                        7,474,143
                                                           -----------

LAND USE RIGHTS                                                     0
                                                           -----------

PROPERTY, PLANT AND EQUIPMENT, NET                          2,614,751
                                                           -----------

TOTAL ASSETS                                              $10,088,894
                                                           ===========


CURRENT LIABILITIES
Accounts payables and accruals                            $   415,191
------------------------------
To related party                                              414,959
Other payables                                                234,027
------------------------------
To related party                                              131,691
Due to a director                                                   0

                                                           -----------
TOTAL CURRENT LIABILITIES                                   1,195,868
                                                           -----------

TOTAL LIABILITIES                                           1,195,868
                                                           -----------

MINORITY INTEREST

SHAREHOLDERS' EQUITY
Registered capital                                          6,271,008
Reserves                                                      393,305
Retained earnings (Deficit)                                         0
Accumulated other comprehensive income                      2,228,713

                                                           -----------
TOTAL SHAREHOLDERS' EQUITY                                  8,893,026
                                                           -----------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                      $10,088,894
                                                           ===========


                    STATEMENTS OF INCOME FOR THE THREE MONTHS
                         From May, 2006 to July 31, 2006

                                                            (Reviewed)
                                                               Three
                                                              Months
                                                            From May 1
                                                             to July
                                                            31, 2006
                                                           -----------

SALES                                                     $ 5,919,510

COST OF SALES                                              (2,402,354)

                                                           -----------
GROSS PROFIT                                                3,517,156

SELLING AND DISTRIBUTION EXPENSES                            (593,632)

GENERAL AND ADMINISTRATIVE EXPENSES                          (306,489)

FINANCE INCOME                                                  4,980

                                                           -----------
INCOME FROM OPERATIONS                                      2,622,015


                                                           -----------
INCOME BEFORE INCOME TAXES                                  2,622,015

INCOME TAXES                                                       --

                                                           -----------
NET INCOME ATTRIBUTABLE TO
SHAREHOLDERS                                              $ 2,622,015
                                                           ===========



                        STATEMENTS OF CASH FLOW
               FOR THE THREE MONTHS Ended July 31, 2006

                                                           (Reviewed)
                                                              2006
                                                         -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                             $  2,622,015
  Adjustments to reconcile net income to net cash from
   operating activities :
  Depreciation and amortization 43,149 Changes in operating assets and liabilities:
   Trade receivables, net                                  (3,774,835)
   Inventories                                             (1,433,249)
   Other receivables, net                                     (39,011)
   Accounts payable and accruals                              830,150
   Other payables                                             365,718
NET CASH FROM OPERATING ACTIVITIES                         (1,386,063)
                                                           -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property, plant and equipment                 24,074
  Disposition of property, plant and equipment                      0
                                                          ------------
NET CASH FROM IN INVESTING ACTIVITIES                   $      24,074
                                                         -------------

     CONTACT: New York:
              Christensen
              Tip Fleming, 917-412-3333
              tfleming@christensenir.com
              or
              China:
              Renhuang Pharmaceuticals, Inc.
              Gina Gao, 0086-451-57620378
              Fax: 0086-451-57606414
              gs@renhuang.com